Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-189089, 333-159563, 333-136109, 333-16905, 333-22749, 333-96393, 333-38626, 333-99749 and 333-99751) of Forrester Research, Inc. of our report dated March 11, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 11, 2016